SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2012

Santa Fe Petroleum, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	333-173302	99-0362658
(state or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer I.D. No.)

4011 West Plano Parkway, Suite 126 Plano, TX 75093
(Address of principal executive offices)

 888-870-7060
(Issuer's telephone number)

with a copy to:
Zouvas Law Group, P.C.
2368 Second Avenue
San Diego, CA 92101

Telephone (619) 688-1116
Facsimile: (619) 688-1716

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in the Company’s capital stock.

As used in this current report and unless otherwise indicated, the terms “we,” “us,” “our,” the “Company” and “SFPI” refer to Santa Fe Petroleum Inc., previously Baby All Corp. ("BABA").

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 19, 2012, the Company terminated Steve Crane as the interim Chief Operating Officer of the Company and terminated the Executive Services Agreement with ProOperate LLC, the professional management firm for which Mr. Crane is the Managing Partner.  The termination was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

ITEM 8.01                          OTHER EVENTS

(a) Corporate Name Change

On May 17, 2012, Baby All Corp. (the “Company”) filed an amendment to its Articles of Incorporation with the Delaware Secretary of State to change its name to Santa Fe Petroleum, Inc. (“Santa Fe”), as filed with the Commission on Form 8-K on May 24, 2012.  Effective on May 18, 2012, the State of Delaware approved the amendment to the Articles of Incorporation, incorporated by reference as filed with the Commission on Form 8-K on May 24, 2012, as Exhibit 3.1.

On September 17, 2012, the Company filed a corporate action with FINRA to change the name of the Company to Santa Fe Petroleum, Inc.  The foregoing actions were taken by written consent of a majority of the Company's shareholders and in accordance with the laws governing the State of Delaware, the Company's Articles of Incorporation and Bylaws.  The name change is effective with FINRA as of September 20, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 20, 2012	Baby-All Corp
	By:	/s/ Bruce A. Hall
Bruce A. Hall
Chief Executive Officer

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